EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors

Niku Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-31318, 333-44988, 333-50184, 333-54404, 333-56402, 333-69196, 333-85918, 333-90224, 333-90554, 333-102891, 333-104860, 333-111739, 333-120653 and 333-121890) on Forms S-8 and S-3 of Niku Corporation of our reports dated April 14, 2005, with respect to the consolidated balance sheets of Niku Corporation as of January 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended January 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005, and the effectiveness of internal control over financial reporting as of January 31, 2005, which reports appear elsewhere in this annual report on Form 10-K of Niku Corporation.

/s/    KPMG LLP

Mountain View, California

April 14, 2005